Exhibit 5.2

March 6, 2008

ABN AMRO Holding N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Ladies and Gentlemen:

     We have acted as special United States counsel for ABN AMRO Holding N.V., a public company organized under the laws of The Netherlands (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of units worth up to $79,000,000 (the "Units") to be issued pursuant to the rules of the ABN AMRO Global Key Employee Retention Plan (the "Plan").

     We have examined copies of the Registration Statement, the Plan and such other documents, records and papers as we have deemed relevant in order to give the opinion hereinafter set forth. In rendering such opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also assumed that under Dutch law the Company has full power, authority and legal right to perform its obligations under the Plan.

     Based on the foregoing, it is our opinion that the Units, when issued under the circumstances contemplated in the Registration Statement and the Plan, will be valid and binding obligations of the Company under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally or by general equity principles.

     Insofar as the opinion set forth herein relates to matters of the law of The Netherlands, we have relied upon the opinions of NautaDutilh N.V., Dutch counsel to the Company, dated of even date herewith and filed as Exhibits 5.1 to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

     We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York and the federal securities laws of the United States. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.
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                                                           Very truly yours,


                                                           /s/ White & Case LLP

KAR:DMJ:RR